UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2010

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

WYOMING	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      Entry into a Material Definitive Agreement.

On November 9, 2010, Frontier Oil Corporation (“Frontier”) and certain of its subsidiaries named therein (the “Guarantors”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC, Credit Suisse Securities (USA) LLC and the other underwriters named therein (the “Underwriters”).  Pursuant to the Underwriting Agreement, upon satisfaction of specified closing conditions, Frontier will issue and sell, under a shelf Registration Statement on Form S-3 (No. 333-155679), to the Underwriters $150,000,000 aggregate principal amount of its 6.875% Senior Notes due 2018 (the “Notes”).  The Underwriting Agreement contains customary representations, warranties and covenants by Frontier, the Guarantors and the Underwriters.  It also provides for customary indemnification by each of Frontier, the Guarantors and the Underwriters for certain losses or damages arising out of or in connection with the sale of the Notes.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

ITEM 9.01.                      Financial Statements and Exhibits.

    (c) Exhibits

Exhibit Number	Description
1.1
Underwriting Agreement, dated as of November 9, 2010, by and among Frontier Oil Corporation, UBS Securities LLC, Credit Suisse Securities (USA) LLC, for the several underwriters named therein, and the guarantors named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION
By: /s/ Doug S. Aron Name: Doug S. Aron Title: Executive Vice President and Chief Financial Officer

Date: November 12, 2010